Calculation of Filing Fee Tables
S-8
Motorola Solutions, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	800,000	$ 376.43	$ 301,144,000.00	0.0001381	$ 41,587.99
Total Offering Amounts:						$ 301,144,000.00		$ 41,587.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 41,587.99
Offering Note
[1]	(1) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates registers shares of common stock of Motorola Solutions, Inc. (the "Registrant," and such shares, the "Common Stock") that are issuable under the Motorola Solutions 401(k) Plan (as amended or amended and restated, the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. (2) In accordance with Rule 416(a) under the Securities Act, this Registration Statement covers an indeterminate number of additional shares of Common Stock, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based on the average of the high and low prices of the Registrant's common stock on December 26, 2025 , as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A